U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange
Commission on ______________                                                                                                                                                                     Registration No. 333-164684
Plycrete, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3270	46-0522482
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1777, Cedar, Mascouche (Quebèc), Canada		J7L 1W6
(Address of registrant's principal executive offices)		(Zip Code)

(450) 477-8161
(Registrant's Telephone Number, Including Area Code)

Clement Guevremont
Plycrete, Inc.
1777, Cedar
Mascouche (Quebèc)
Canada J7L 1W6
(Name, Address and Telephone Number of Agent for Service)

Copies of all correspondence to:
Michael J. Muellerleile
M2 Law Professional Corporation
500 Newport Center Drive, Suite 800
Newport Beach, California 92660
Tel: 949.706.1470/Fax: 949.706.1475

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of  “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)
Large accelerated filer  ☐                                                                                              Accelerated filer                   ☐
Non-accelerated filer    ☐ (Do not check if a smaller reporting company)            Small reporting company    ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	2,500,000 (1)	$0.30	$750,000	$53.48
(1)Represents shares offered for sale by Plycrete, Inc.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
Plycrete, Inc., a Nevada corporation

2,500,000 Shares of Common Stock

We are offering for sale 2,500,000 shares of our common stock in a direct public offering. The purchase price is $0.30 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Clement Guevremont, will offer and sell the shares on our behalf.  If all of the shares offered are purchased, the proceeds to us will be $750,000. There is no minimum amount required to be raised in this offering. Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription.  This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement, and will not be extended.

Title of securities to be offered	Number of offered shares	Offering price per share	Proceeds
Common Stock	2,500,000	$0.30	$750,000

This offering involves a high degree of risk.  See “Risk Factors” on Pages 5 to 8 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is __________.
Subject to completion.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	5
Forward Looking Statements	7
Use of Proceeds	7
Determination of Offering Price	8
Dilution	8
Selling Security Holders	9
Plan of Distribution	9
Legal Proceedings	9
Directors, Executive Officers, Promoters and Control Persons	10
Security Ownership of Certain Beneficial Owners and Management	10
Description of Securities	11
Interest of Named Experts and Counsel	11
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	11
Organization Within Last Five Years	12
Description of Business	12
Management’s Discussion and Analysis of Financial Condition and Results of Operations	13
Description of Property	15
Certain Relationships and Related Transactions	15
Market for Common Equity and Related Stockholder Matters	16
Executive Compensation	18
Financial Statements	19
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	31
Legal Matters	31
Experts	31
Additional Information	31
Indemnification of Directors and Officers	32
Other Expenses of Issuance and Distribution	32
Recent Sales of Unregistered Securities	32
Exhibits	33
Undertakings	34
Signatures	35

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:
We were incorporated in Nevada on August 21, 2007. Our principal business address is 1777, Cedar, Mascouche (Quebèc), J7L 1W6. Our telephone number is (450) 477-8161.

We are a development stage company and a wholesaler of modular residential and commercial units and homes to be assembled and totally composed of a new composite plysheets concrete material, known as Plycrete. Plycrete is a reinforced multilayer cementious structure to produce building panels with quick assembly features and improved joint sealing. We believe that we will need to raise a total of $150,000 to pay the costs of this offering and conduct our proposed business activities.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form S-1. We have prepared our financial statements contained in this Form S-1 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form S-1.

Income Statement	For the year ended July 31 , 2010	For the year ended July 31, 2009
	$	$
Revenue	0	0
Total Operating Expenses	49,077	79,105
Net Income (Loss)	(51,332)	(80,430)
Net Income (Loss) Per Share	(0.00)	(0.01)

Balance Sheet	July 31 , 2010	July 31, 2009
	$	$
Total Assets	78,528	92,036
Total Liabilities	88,191	51,325
Stockholders' Equity (Deficit)	(9,663)	40,711

Number of shares being offered:	We are offering for sale 2,500,000 shares of our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding after the offering:
10,450,000 shares of our common stock are currently issued and outstanding. After the offering, there may be up to 12,950,000 shares of our common stock issued and outstanding if all of the offered shares are sold.

Estimated use of proceeds:
We will receive $750,000 if all of the offered shares are sold and $375,000 if half the offered shares are sold. If all of the offered shares are purchased, we intend to use the proceeds for rent/office expenses, computer equipment, website development expenses, wages for employees/contractors, marketing expenses, working capital and offering expenses. This is a best efforts offering with no minimum offering amount.   There is no guarantee that we will even raise enough funds to cover the expenses of this offering.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Risks related to our business:

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering.  If we do not raise at least $150,000 we may have to cease operations, which could cause investors to lose their investment in us.

In order to fund our operations, we believe that we need minimum proceeds of approximately $150,000 from this offering. We believe that $150,000 will be sufficient to pay for the expenses of this offering and conduct our proposed business activities. Moreover, we hope to raise $750,000, which would allow us to implement our business plan to the full extent that we envision.  We may not realize sufficient proceeds to complete further business development costs, or to provide adequate cash flow for planned business activities. Our inability to raise sufficient funds in this offering may significantly hinder our ability to continue operations. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in August 2007. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

Because we are a development stage company, we have no revenues to sustain our operations.

We are a development stage company that is currently developing our business. To date, we have not generated any revenues. The success of our business operations will depend upon our ability to obtain clients and provides quality services to those clients. We are not able to predict whether we will be able to develop our business and generate significant revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

We may not be able to compete effectively with other providers that have more resources and experience than we have.

Our industry is significantly competitive. We have competitors that provide some or all of the services we provide and who are larger and have more resources than we do. Many of our competitors have significantly greater financial, human and marketing resources than we have. As a result, such competitors may be able to respond more quickly to new trends and changes in customer demands. Such competitors may also be able to devote greater resources to the development, promotion, sale, and support of their services than we do. If we do not compete effectively with current and future competitors, we may be unable to secure new and renewed client contracts, or we may be required to reduce our rates in order to complete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

We anticipate that we may need to raise additional capital to market our products and services. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities.

We are currently not engaged in any sophisticated marketing program to market our services because we lack sufficient capital and revenues to justify the expenditure. We need to raise at least $150,000 to pay for the costs of this offering and fund our proposed business activities. We believe that we will need to raise $750,000 in this offering to fully implement our business plans. However, we may need to spend more funds on marketing and promotion than we have initially estimated. Therefore, if we need additional funds, we will need to raise additional capital in addition to the funds raised in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

We may not have sufficient financial resources to fund our operations if the offering is substantially undersold.

There is no minimum offering amount for this offering. We may not sell any or all of the offered shares. If the offering is substantially undersold, investors may lose their entire investment because we will not have sufficient capital to fund our operations. If we do not sell all of the offered shares, we may also be forced to limit any proposed business activities, which will hinder our ability to generate revenues.

Investors in this offering will suffer immediate and substantial dilution of their investment because they will provide 78.25% of the capital for a 19.31% equity interest in the company.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. Our existing shareholders have paid considerably less than the amount to be paid for the common stock in this offering. As a result, assuming an initial public offering price of $0.30 per share, investors purchasing common stock in this offering will incur immediate dilution of $0.243 in pro forma net tangible book value per share of common stock as of July 31, 20 10 , if all of the offered shares are sold.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Canada based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations, including the manufacturing and distribution of our products, are conducted in Canada. Moreover, all of our directors and officers are nationals and residents of Canada. All or substantially all of the assets of these persons are located outside the United States. As a result, it may not be possible to effect service of process within the United States or elsewhere outside Canada upon these persons. In addition, uncertainty exists as to whether the courts of Canada would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada against us or such persons predicated upon the securities laws of the United States or any state thereof.
We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on direct participation basis, rather then using the experience of a dealer-broker.

We are offering shares on a direct participation basis. No individual, firm, or corporation has agreed to purchase any of the offered Shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a dealer-broker, even though a dealer-broker may have more experience, resources or contacts to more effectively achieve the sale of shares. A delay in the sale of the shares in this offering can be expected to cause a similar delay in the implementation of our business plan.

Our officers and directors are engaged in other activities that could conflict with our interests. Therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

The individuals serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which he may be or become involved and our affairs. Currently, each of our officer and directors dedicate approximately forty hours per month to our business.

We depend on the efforts and abilities of our management to continue operations.

Our management is our only employees with experience relevant to business. Outside demands on our management’s time may prevent them from devoting sufficient time to our operations. In addition, the demands on their time will increase because of our status as a public company.   The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained.  We do not currently have any executive compensation agreements.  We cannot guaranty that our management will remain with us.

Our auditors have expressed substantial doubt regarding our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues, or if we do not raise sufficient funds in this offering.

We have not generated any revenues from our operations.  In the absence of significant sales and profits, we will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, such as the funds we are attempting to raise in this offering, or that such funds, if available, will be obtainable on terms satisfactory to us.  If we do not raise sufficient funds in this offering, we may not be able to continue in business.  As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Risks related to owning our common stock:

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Our officers, directors and principal shareholders, control our operations and matters requiring shareholder approval.

Our officers, directors and principal shareholders own approximately 76.55% of our outstanding shares of common stock. Even if all the offered shares are sold, they will still own 61.78% of our outstanding shares of common stock.  As a result, our officers, directors and principal shareholders will have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow our officers, directors and principal shareholders to control the future course of the company. Our officers, directors and principal shareholders do not intend to purchase any of the shares in this offering.

Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future.  Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Because we may be subject to the “penny stock” rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares.

We intend to apply for quotation of our common stock in the automated quotation system such as the Over the Counter Bulletin Board or the Pink OTC Markets. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.  Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will receive up to $750,000 if all of the shares of common stock offered by us at $0.30 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.  This is a best efforts offering with no minimum offering amount. The table below estimates our use of proceeds, given the varying levels of success of the offering.  None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering.

Offered Shares Sold	Offering Proceeds	Approximate Offering Expenses(1)	Total Net Offering Proceeds	Principal Uses of Net Proceeds
500,000 shares (20%)	$150,000	$24,000	$126,000	Rent/Office Expenses: $12,000 Computer Equipment: $7,500 Website Development: $12,500 Employees/Contractors: $25,000 Marketing/Printing: $5,000 Working Capital: $64,000
1,500,000 shares (60%)	$450,000	$24,000	$426,000	Rent/Office Expenses: $12,000 Computer Equipment: $7,500 Website Development: $12,500 Employees/Contractors: $40,000 Marketing/Printing: $8,000 Working Capital: $346,000
2,500,000 shares (maximum)	$750,000	$24,000	$726,000	Rent/Office Expenses: $12,000 Computer Equipment: $15,000 Website Development: $12,500 Employees/Contractors: $100,000 Marketing/Printing: $25,000 Working Capital: $561,500
          (1) Offering expenses have been rounded to $24,000.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities.   Marketing expenses primarily include costs associated with travel and entertainment expenses to meet potential clients for our services. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs.  Funds projected above as allocated to the hiring of employees and independent contractors, are those who would be engaged to help conduct our business operations, and exclude compensation that would be paid to Clement Guevremont, our president.  The funds from this offering will not be used to pay Mr. Guevremont for any services related to activities undertaken to further the success of this offering, whether provided prior to, during, or subsequent to the offering.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering.  If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

Determination of Offering Price

Factors Used to Determine Share Price.  The offering price of the 2,500,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated limited revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

We intend to sell 2,500,000 shares of our common stock. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,500,000 shares of common stock will be sold. The founding shareholders are Clement Guevremont, Madeleine Houle and Alain Houle.

	Shares Issued		Total Consideration		Price Per Share
	Number	Percent	Amount	Percent
Founding Shareholders(1)	8,450,000 Shares	65.25%	$8,450	0.8%	$0.001
Private Shareholders(2)	2,000,000 Shares	15.44%	$200,000	20.87%	$0.10
Purchasers of Shares	2,500,000 Shares	19.31%	$750,000	78.25%	$0.30
Total	12,950,000 Shares	100%	$958,450	100%
(1)
The founding shareholders were issued 8,000,000 shares of our common stock in exchange for services valued at $8,000, or $0.001 per share, and our attorney in Canada was issued 450,000 shares of our common stock in exchange for services valued at $450, or $0.001 per share.

(2)	The private shareholders purchased 2,000,000 shares of our common stock in exchange for $200,000, or $0.10 per share.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100% and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of July 31, 2010 .  Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.30 per share	$0.30 per share
Net tangible book value at 07/31/ 10	$0. 00 per share	$0. 00 per share
Net tangible book value after giving effect to the offering	$0. 051 per share	$0. 024 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0. 051 per share	$0. 024 per share
Per Share Dilution to New Investors	$0. 249 per share	$0. 276 per share
Percent Dilution to New Investors	83%	92%

Selling Security Holder

There are no selling security holders in this offering.

Plan of Distribution

Primary Offering. We are offering for sale 2,500,000 shares of our common stock in a direct public offering on a best efforts basis with no minimum.  There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon the acceptance of subscription agreements we receive.  We will accept or reject any subscription agreement within ten days of receipt, and any checks submitted with rejected subscription agreements will be returned promptly.

We have not conducted any discussions or negotiations for the sale of all or any portion of those 2,500,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 2,500,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock.  We will not conduct any aspect of this offering online, nor is any such online offering contemplated.  This offering will terminate six months following the effective date of this registration statement.

Our officers and directors do not have any agreement or plan to purchase any shares in this offering.  Clement Guevremont, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Although Mr. Guevremont is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he believes he will not be deemed to be a broker for the following reasons:

•	Mr. Guevremont is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
•
Mr. Guevremont will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

•	Mr. Guevremont is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Guevremont will restrict his participation to the following activities:

•	preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
•
responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

•	performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states: Colorado.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. Our directors and principal executive officers are as specified on the following table:

Name	Age	Position
Clement Guevremont	62	President and a Director
Madeleine Houle	65	Chief Financial Officer, Secretary and a Director

Clement Guevremont. Mr. Guevremont has been our President and one of our directors since our inception. From 2005 to the present, Mr. Guevremont has been operating Clem-G Plycrete Inc. which produces modular residential and commercial units to be assembled and totally composed of a new composite plysheets concrete material. Concurrently, Mr. Guevremont administrated the Research & Development project on cement composite materials and modular structures for residential construction. From 1995 to 2005, Mr. Guevremont operated Innovex Ecologic Constructions Inc., which builds superior insulated new ecologically designed houses. Over the last 30 years, Mr. Guevremont has been studying Industrial designing at the Sallette Academy of Design of Montreal and studied at the University of Montreal HEC (Hautes Etudes Commerciales). Mr. Guevremont has not been a director of any other reporting company.

Madeleine Houle. Ms. Houle has been our Chief Financial Officer, Secretary and one of our directors since our inception. From 2004 to the present, Ms. Houle has been the owner of EDL International Inc., which designs training programs for Education, Personal Development & Leadership. From 1993 to 2004, Ms. Houle operated Full Potential In Action, which designed courses for maximum development of human potential and applications for individuals in organizations. Over the last twenty years, Ms. Houle has earned several certificates for management and team leadership, empowerment and organizational development. In addition, Ms. Houle earned a degree from Montreal Quebec University in 1988.  Ms. Houle is not an officer or director of any other reporting company.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.   All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist) serve at the discretion of the board. Currently, directors receive no compensation.

Clement Guevremont is the common law spouse of Madeleine Houle. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of  December 2 , 2010, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class if No Shares are Sold	Percent of Class if 1,000,000 Shares are Sold	Percent of Class if 2,500,000 Shares are Sold
Common Stock	Clement Guevremont 1777, Cedar Mascouche (Quebèc) Canada J7L 1W6	8,000,000 shares(1) president, director	76.55%	69.86%	61.78%
Common Stock	Madeleine Houle 1777, Cedar Mascouche (Quebèc) Canada J7L 1W6	8,000,000 shares(1) chief financial officer, secretary, director	76.55%	69.86%	61.78%
Common Stock	All directors and named executive officers as a group	8,000,000 shares	76.55%	69.86%	61.78%
(1) Clement Guevremont, our president and director, who owns 6,000,000 shares, is the common law spouse of Madeleine Houle, our chief financial officer, secretary and director, who owns 2,000,000 shares. Therefore, each beneficially owns 8,000,000 shares of common stock, which equals approximately 76.55% of our issued and outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.  Our management is not aware of any arrangements which may result in a change in control.

Committees. Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors believes it is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.

Audit Committee and Financial Expert. Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code  of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Description of Securities

We were authorized to issue 75,000,000 shares of $.001 par value common stock.  As of  December 2 , 2010, there were 10,450,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. Clement Guevremont and Madeleine Houle were our promoters and serve as our officers and directors. In August 2007, we issued 6,000,000 shares of our common stock to Clement Guevremont and 2,000,000 shares of our common stock to Madeleine Houle, who were our founders and were our officers and directors at inception. These shares were issued in exchange for services valued at $8,000, or $0.001 per share. In addition, we issued 450,000 shares of our common stock to our attorney in Canada in exchange for services valued at $450, or $0.001 per share.

Description of Business

Our Background. We were incorporated in Nevada on August 21, 2007.

Our Business. We are a development stage company and a wholesaler of modular residential and commercial units and homes to be assembled and totally composed of a new composite plysheets concrete material, known as Plycrete. Plycrete is a reinforced multilayer cement structure to produce building panels with quick assembly features and improved joint sealing.

Our Supplier. Our supplier for the building panels to be used is Clem-G Plycrete, Inc., or Clem-G, a private company controlled by Clement Guèvremont, our president and director. Clem-G has developed panels and methods more particularly concerned with wall surface building panels with quick assembly features and improved joint sealing and method of installation hereof.

On May 14, 2008, we entered into a License Agreement with Clem-G, or License Agreement. The Agreement is for an initial term of ten years from May 14, 2008 to May 14, 2018. Under the terms of the Agreement, we acquired the license and trademark rights to market and sell certain technology that relates to building panels and methods, more particularly concerned with wall surface building panels with quick assembly features and improved joint sealing, and method of installation known as CLEM-G, and certain technology that relates to cement structures and methods for fabrication thereof, more particularly concerned with a reinforced multilayer cement structure and a method of manufacture known as PLYCRETE. A patent for each of these methods was filed in the United States. The patent for the building panel (Patent No. 7,712,270)was issued on May 11, 2010 and the application for the method was withdrawn. We acquired these rights for $100,000. We paid the initial payment of $30,000, with the remaining payment of $70,000 was paid in 2009.  All material provisions of the license agreement are disclosed in the prospectus. A copy of the Agreement is included in this Registration Statement as Exhibit 10.1 and is incorporated herein by reference.

We may need to develop relationships with additional suppliers so that we will have complementary suppliers in the event that our current supplier is unable to meet our customers’ requirements. We also plan to enter arrangements with other suppliers to diversify our products offerings.

Our Target Markets and Marketing Strategy.  Our target market is the one for contractors specialized in modular homes in Canada. We hope to extend our operations in the United States, and to that extent, we have initiated talks with various contractors in the United States. We intend to aggressively market and promote the Plycrete brand. We intend to provide E-Based educational seminars in modular home assembly, using Plycrete. We also plan to attend trade conventions that take place in the market areas where we currently expect to enter. We may also place advertisements and promotional pieces in trade journals.

Growth Strategy. Considering transportation costs of the product, our expansion strategy will have to follow that of Clem-G and the introduction of manufacturing plants in several provinces in the province of Quebec, in the rest of Canada, and then in the United States, the principle being direct delivery from the closest factory to the customer, without going through additional intermediaries. All intermediate wholesalers and retailers are to be replaced by an internet web site point of sale.

We also intend to explore the possibility of entering into a joint venture with a third party, which would build a portfolio of 1000 residential units to be manufactured with Plycrete, which we believe would create demand for our product as well as demonstrate our product in use.

Our Website.  Our website www.plycreteworld.com is under construction and will provide information on the products sold by us as well as online seminars on how to use the product. Our website will also provide a description of our business together with our contact information including our address, telephone number and email address. We also hope to use our website to sell our products as well as create brand awareness.

Our Competition. The construction industry is significantly competitive. We have competitors that have been providing traditional modular homes for many years and have more resources then we do. Many of those competitors have significantly greater financial, human and marketing resources than we have. As a result, these competitors may be able to devote greater resources to the development, promotion, sale and support of their products than we do. If we do not compete effectively with current and future competitors, we may be unable to secure client contracts, or we may be required to reduce our rates in order to compete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. We anticipate that competition will increase in the future. We may not successfully compete in any market in which we conduct or may conduct operations.

We believe our product is unique in terms of eco-responsibility, energy efficiency and flammability. We have spent a significant amount of time and energy researching and conducting studies and test of our product. In addition, our  assembly method reduces significantly the use of skilled workers in the construction of a home. In addition, we have spent significant resources in trying to make our assembly methods as user friendly as possible. We hope that provides us with a competitive advantage for us over our competitors. In addition, our ability to compete effectively will be dependent on our management establishing close relationships with a number of key contractors to constantly work with the client to improve our products and methods.

Government Regulation. Through the laws and regulations of Canada and the provincial governments of Quebec and Ontario, our products and services are subject to material regulation by governmental agencies responsible for and construction and commerce industries. As such, business and company registrations, production license, and our products are certified and must be in compliance with the laws and regulations of provincial and other local governments and industry agencies. We believe that we are in conformity with all applicable laws of Quebec and Ontario.

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in Nevada and the United States.

Our Research and Development. Our research and development has been conducted in cooperation with the civil engineering department of the University of Shrebrooke, Quebec, Canada and under the supervision of Clem-G. To finalize the product and subsequently maintain a competitive advantage in the marketplace as well as keep pace with developments, we believe we will need to continue to engage in research and development.

Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties, and we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.

As discussed herein, in May 2008, we acquired from Clem-G, a private company controlled by Clement Guèvremont, our president and director, an exclusive license for the distribution and commercialization of the product. The license is for an initial term of ten years from May 14, 2008 to May 14, 2018. Clem-G has filed patents in the United States for both the raw material used and the method of assembly. The patent application for the method of assembly was withdrawn.

We own the Internet domain name “www.plycreteworld.com” Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Employees. As of this date, we have no salaried employees. We anticipate that we will be using the services of independent contractors as consultants to support our expansion and business development.

Facilities. Our executive, administrative and operating offices are located at 1777, Cedar Avenue, Mascouche, Quebec, J7L 1W6. Clément Guèvremont, our president, chief executive officer and director provides approximately 200 square feet of office and showroom space at no charge. Our financial statements reflect the fair market value of that space which is approximately $250.00 per month.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Registration Statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the year s ended July 31, 2010 and 2009, w hich are included in this Registration Statement on Form S-1.

For the year ended July 31, 2010, as compared to the year ended July 31, 2009.

Results of Operations.

Revenues. We had no revenues for the year ended July 31, 2010, as compared to no revenues generated during the year ended July 31, 2009.  We hope to generate revenues as we continue operations and implement our business plan.

Operating Expenses. For the year ended July 31, 2010, our total operating expenses were $49,077, as compared to total operating expenses of $79,105 for the year ended July 31, 2009. The decrease in total operating expenses for the year ended July 31, 2010, is primarily due to decreases in professional fees, consulting fees and general and administrative expenses from the comparable period.

 Net Loss.  For the year ended July 31, 2010, our net loss was $51,332, as compared to the net loss of $80,430 for the year ended July 31, 2009.  The decrease in the net loss between the comparable periods is due primarily to the decrease in operating expenses, as discussed above.

Liquidity and Capital Resources. On August 21, 2007, we issued 8,450,000 shares of common stock to our founders in exchange for services valued at $8,450, or $0.001 per share.  During the period April 1, 2008 through June 30, 2008, we sold 2,000,000 shares of common stock in exchange for $200,000, or $.10 per share. These proceeds are being used to pay for the development of our products, overhead expenses and working capital. We were advanced $40,000 from three (3) individuals for amounts ranging between $5,000 and $20,000 during the year ended July 31, 2009. In addition, the Company was advanced $15,200 from three other individuals in amounts ranging from $100 to $10,000 during the year ended July 31, 2010.  All of these loans accrue interest at 5% per annum and are payable on demand.  Interest expense for the year ended July 31, 2010 was $2,255. Of the amounts advanced, $15,000 were from a related party.

As of July 31, 2010, we had liabilities of $88,191, of which $19,502 were represented by accounts payable and accrued expenses, $13,489 of related party advances, $15,000 of short term notes payable from a related party and $40,200 were represented by short term notes payable from three individuals. We had no other long term liabilities, commitments or contingencies.

During 2010, we expect to incur significant accounting costs associated with the audit of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

We have no currently planned material commitments for capital expenditures. However, we will need operating capital to continue our current business operations, although presently have no alternative source of operating capital.  The notes to our financial statements at July 31, 2010 disclose our uncertain ability to continue as a going concern.

To effectuate our business plan during the next twelve months, we must raise at least $150,000 in this offering and begin to market and promote our services. With the proceeds from this offering, we intend to purchase computer equipment, complete development of our website and conduct market research and begin marketing our services to potential clients. We are developing sales and marketing materials including brochures describing the services that we provide so that we can provide a professional appearance to potential clients.

During the next three to six months, our primary objective is to complete the offering and begin to obtain clients so that we generate revenues to support our operations. During the next six to twelve months, we hope to expand our operations and service several accounts. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services.  We need to raise at least $150,000 to pay for the costs of this offering and fund our proposed business activities. We believe that we will need to raise $750,000 in this offering to fully implement our business plans. However, we may need to spend more funds on marketing and promotion than we have initially estimated. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues. If we are not able to generate additional revenues that cover our estimated operating costs, our business may ultimately fail.

At July 31, 2010 we had a cash balance of $195. In the opinion of management, available funds will not satisfy our working capital requirements to operate at our current level of activity for the next twelve months.  Those funds do not include any funds raised in this offering. We will not be able to implement our business plan in the manner we envision unless we raise funds from this offering.  Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering.  If we do not raise at least $150,000 from this offering, then we may not be able to pay for the expenses of this offering, fund our operations, finish the development of our website, conduct marketing activities and expand our operations.  This offering is a best efforts offering with no minimum.  We will have access to these funds as soon as they are received.

We are not currently conducting any research and development activities other than the development of our website, which we expect the total cost to be approximately $12,500.  We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. Our management believes that we do not require the services of independent contractors to operate at our current level of activity.  However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

Off-Balance Sheet Arrangements.  We have no off-balance sheet arrangements.

Description of Property

Property held by us. As of July 31 , 2010, we held no real property.  We do not presently own any interests in real estate.

Our Facilities. Our executive, administrative and operating offices are located at 1777, Cedar Avenue, Mascouche, Quebec, J7L 1W6. Clément Guèvremont, our president, chief executive officer and director provides approximately 200 square feet of office and showroom space at no charge. Our financial statements reflect the fair market value of that space which is approximately $250.00 per month. We do not have a written lease or sublease agreement with Mr. Guèvremont. Mr. Guèvremont does not expect to be paid or reimbursed for providing office facilities.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Certain Relationships and Related Transactions

Certain Relationships. Clément Guèvremont, our president and director, is the common law spouse of Madeleine Houle, our chief financial officer, secretary and director.

Related party transactions.

In August 2007, we issued 6,000,000 shares of our common stock to Clément Guèvremont, our president and director, and 2,000,000 shares of our common stock to Madeleine Houle, our chief financial officer, secretary and director, who were our officers and directors at inception.  These shares were issued in exchange for services valued at $8,000, or $0.001 per share.

On May 14, 2008, we entered into a License Agreement with Clem-G Plycrete Inc., a private company controlled by Clément Guèvremont, our president and director, pursuant to which we paid the initial payment of $30,000, with the remaining payment of $70,000 was paid in 2009. In addition, we have an outstanding related party payable with Clem-G in the amount of $9,800 as of April 30, 2010. This is non-interest bearing and due on demand for services rendered. Clem-G provided $19,800 in services for the nine months ended April 30, 2010 and was re-paid $10,000 over this time frame.

We were advanced $15,000 from a related party who one of our shareholders. The loan is due on demand and accrue interest at 5% per annum.

Clément Guèvremont, our president and one of our directors, currently provides approximately 200 square feet of office space to us at no charge. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $250 per month.

We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors’ consent; and
•	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of  December 2 , 2010, there were ten record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock.  Dividends are declared at the sole discretion of our Board of Directors.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On August 21, 2007, we issued 8,450,000 shares of common stock to our founders in exchange for services valued at $8,450, or $0.001 per share. The shares were issued in transactions which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

During the period April 1, 2008 through June 30, 2008, we sold 2,000,000 shares of common stock in exchange for $200,000, or $.10 per share. The shares were issued in transactions which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Purchases of Equity Securities. None.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Penny stock regulation.  Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table.  The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers for the year s ended July 31, 2010 and 2009 .  Our board of directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Clement Guèvremont, president	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
Madeleine Houle, chief financial officer, secretary	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on August 21, 2007.

Outstanding Equity Awards at Fiscal Year-end. As of the year ended July 31, 2010 , the following named executive officer had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Clement Guèvremont, president	0	0	0	0	0	0	0	0	0
Madeleine Houle, chief financial officer, secretary	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers. As of July 31, 2009, we had no group life, health, hospitalization, or medical reimbursement or relocation plans in effect.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Financial Statements

PLYCRETE INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	20
Balance Sheets as of July 31, 2010 and 2009	21
Statements of Operations and Accumulated Other Comprehensive Loss For the Years Ended July 31, 2010 and 2009 and for the Period August 21, 2007 (Inception) through July 31, 2010	22
Statements of Changes in Stockholders’ Equity (Deficit) For the Period August 21, 2007 (Inception) through July 31, 2010	23
Statements of Cash Flow For the Years Ended July 31, 2010 and 2009 and the Period August 21, 2007 (Inception) through July 31, 2010	24
Notes to Financial Statements	25

Report of Independent Registered Public Accounting Firm

To the Directors of
Plycrete Inc.

We have audited the accompanying balance sheets of Plycrete Inc. (the "Company") (a development stage company) as of July 31, 2010 and 2009, and the related statements of operations and accumulated other comprehensive loss, changes in stockholders' equity (deficit) and cash flows for the years ended July 31, 2010 and 2009 and the period August 21, 2007 (Inception) through July 31, 2010.  Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plycrete Inc. (a development stage company) as of July 31, 2010 and 2009, and the results of its statements of operations and accumulated other comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the years ended July 31, 2010 and 2009 and the period August 21, 2007 (Inception) through July 31, 2010 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KBL, LLP

New York, NY
December 3, 2010

PLYCRETE INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
JULY 31, 2010 AND 2009

ASSETS
	IN US$
	JULY 31,	JULY 31,
	2010	2009

CURRENT ASSETS
Cash	$195	$2,415
Prepaid expenses and other current assets	-	1,288
Total current assets	195	3,703

Other Asset
License, net of accumualted amortization	78,333	88,333

TOTAL ASSETS	$78,528	$92,036

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$19,502	$11,325
Related party advances	13,489	-
Short-term notes payable -related party	15,000	15,000
Short-term notes payable	40,200	25,000
Total current liabilities	88,191	51,325

TOTAL LIABILITIES	88,191	51,325

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 75,000,000 shares authorized, 10,450,000 shares issued and outstanding	10,450	10,450
Additional paid in capital	198,200	198,200
Deficit accumulated during the development stage	(219,241)	(167,909)
Accumulated other comprehensive income (loss)	928	(30)
Total stockholders' equity (deficit)	(9,663)	40,711

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$78,528	$92,036

    The accompanying notes are an integral part of these financial statements.

PLYCRETE INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS AND ACCUMULATED OTHER COMPREHENSIVE LOSS
FOR THE YEARS ENDED JULY 31, 2010 AND 2009 AND
FOR THE PERIOD AUGUST 21, 2007 (INCEPTION) THROUGH JULY 31, 2010
(UNAUDITED)

	IN US$

			AUGUST 21, 2007
	YEAR	YEAR	(INCEPTION)
	ENDED	ENDED	THROUGH
	JULY 31, 2010	JULY 31, 2009	JULY 31, 2010

REVENUE	$-	$-	$-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
Professional fees	38,791	49,996	162,871
Consulting fees	-	-	8,450
General and administrative	286	19,109	22,673
Amortization expense	10,000	10,000	21,667
Total operating expenses	49,077	79,105	215,661

NET (LOSS) BEFORE OTHER EXPENSE	(49,077)	(79,105)	(215,661)

OTHER EXPENSE
Interest expense	(2,255)	(1,325)	(3,580)
Total other expense	(2,255)	(1,325)	(3,580)

NET (LOSS)	$(51,332)	$(80,430)	$(219,241)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	10,450,000	10,450,000	10,250,000

NET (LOSS) PER SHARE	$(0.00)	$(0.01)	$(0.02)

ACCUMULATED OTHER COMPREHENSIVE LOSS
Net loss	$(51,332)	$(80,430)	$(219,241)
Currency translation adjustment	958	(26)	928
Total accumulated comprehensive loss	(50,374)	(80,456)	(218,313)

The accompanying notes are an integral part of these financial statements.

PLYCRETE INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD AUGUST 21, 2007 (INCEPTION) THROUGH JULY 31, 2010
(UNAUDITED)

IN US$

				Deficit	Accumulated
				Accumulated	Other
			Additional	During the	Comprehensive
	Common Stock		Paid-In	Development	Income
	Shares	Amount	Capital	Stage	(Loss)	Total

Balance - August 21, 2007	-	$-	$-	$-	$-	$-

Common shares issued for services	8,450,000	8,450	-	-	-	8,450

Common shares issued for cash	2,000,000	2,000	198,000	-	-	200,000

Contributed capital	-	-	200	-	-	200

Net loss for the period	-	-	-	(87,479)	(4)	(87,483)

Balance - July 31, 2008	10,450,000	10,450	198,200	(87,479)	(4)	121,167

Net loss for the period	-	-	-	(80,430)	(26)	(80,456)

Balance - July 31, 2009	10,450,000	10,450	198,200	(167,909)	(30)	40,711

Net loss for the period	-	-	-	(51,332)	958	(50,374)

Balance - July 31, 2010	10,450,000	$10,450	$198,200	$(219,241)	$928	$(9, 663)

The accompanying notes are an integral part of these financial statements.

PLYCRETE INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASHFLOW
FOR THE YEARS ENDED JULY 31, 2010 AND 2009 AND
FOR THE PERIOD AUGUST 21, 2007 (INCEPTION) THROUGH JULY 31, 2010
(UNAUDITED)

	IN US$

			AUGUST 21, 2007
	YEAR	YEAR	(INCEPTION)
	ENDED	ENDED	THROUGH
	JULY 31, 2010	JULY 31, 2009	JULY 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(51,332)	$(80,430)	$(219,241)

Adjustments to reconcile net (loss)
to net cash used in operating activities:
Amortization	10,000	10,000	21,667
Common stock issued for services	-	-	8,450

Change in assets and liabilities
(Increase) in prepaid expenses and other current assets	1,288	-	-
Increase (decrease) in accounts payable and accrued expenses	8,177	(58,675)	19,502
Total adjustments	19,465	(48,675)	49,619
Net cash (used in) operating activities	(31,867)	(129,105)	(169,622)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of license	-	-	(100,000)
Net cash (used in) investing activities	-	-	(100,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related	-	15,000	15,000
Proceeds from notes payable - non-related	15,200	25,000	40,200
Issuance of stock for cash	-	-	200,000
Contribution of capital	-	-	200
Related party advances	13,489	-	13,489
Net cash provided by financing activities	28,689	40,000	268,889

Effect of foreign currency	958	(26)	928

NET INCREASE IN CASH AND CASH EQUIVALENTS	(2,220)	(89,131)	195

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	2,415	91,546	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$195	$2,415	$195

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

PLYCRETE INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010 AND 2009

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

On August 21, 2007, Plycrete Inc. (the “Company”) was incorporated in the State of Nevada.

The Company was formed to acquire the license and trademark rights to the Clem-G and Plycrete products for North America. As discussed in Note 4, the Company acquired a license and certain rights certain technology that relates to building panels and methods, more particularly concerned with wall surface building panels with quick assembly features and improved joint sealing, and method of installation known as CLEM-G, and certain technology that relates to cementious structures and methods for fabrication thereof, more particularly concerned with a reinforced multilayer cementious structure and a method of manufacture known as PLYCRETE.

Going Concern

The accompanying financial statements as of July 31, 2010 have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses and negative cash flows from operations, has no revenue and has an accumulated deficit of $219,241at July 31, 2010.  These factors raise substantial doubt about the Company's ability to continue as a going concern. Management intends to raise additional debt and/or equity financing to fund future operations.  There is no assurance that its plan can be implemented; or that the results will be of a sufficient level necessary to meet the Company’s ongoing cash needs.  No assurances can be given that the Company can obtain sufficient working capital through borrowings or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined by ASC 915.  The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital and attempting to generate customers for the sales of the Company’s products.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Currency Translation
The Company operates in Canada, and certain accounts of the Company are reflected in currencies other than the U.S. dollar. The Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates for currencies in the Canadian dollar. The Company’s functional currency is the Canadian dollar, while the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the years ended July 31, 2010 and 2009 and period from August 21, 2007 (inception) to July 31, 2010, the Company recorded $958, ($26) and ($4) in translation gains (losses), respectively.

Comprehensive Income (Loss)

The Company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

PLYCRETE INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fixed Assets

The Company operates in Canada, and certain accounts of the Company are reflected in currencies other than the U.S. dollar. The Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates for currencies in the Canadian dollar. The Company’s functional currency is the Canadian dollar, while the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the years ended July 31, 2010 and 2009 and period from August 21, 2007 (inception) to July 31, 2010, the Company recorded $958, ($26) and ($4) in translation gains (losses), respectively.

Recoverability of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”).  ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses or a forecasted inability to achieve break-even operating results over an extended period.  The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows.  Should impairment in value be indicated, the carrying value of intangible assets would be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Fair Value of Financial Instruments

On January 1, 2008, the Company adopted ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820 valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The adoption of this statement did not have a material impact on our results of operations and financial condition.  Our financial instruments include cash, accounts payable and accrued liabilities.  The fair value of these financial instruments approximates their carrying values due to their short maturities.

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”).  ASC 740-10 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Uncertainty in Income Taxes

In June 2006, the FASB issued ASC 740-10 (“ASC 740-10”), “Uncertainty in Income Taxes.”  ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return.  ASC 740-10 also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure of such positions.  The Company adopted the provisions of ASC 740-10, as required.  As a result of implementing ASC 740-10, there has been no adjustment to the Company’s financial statements, and the adoption of ASC 740-10 did not have a material effect on the Company’s financial statements for years ended July 31, 2010 and 2009, respectively.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company will generate revenue from the sales in accordance with ASC 605. The criteria for recognition are as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectable is reasonably assured.

Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

(Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

Recent Issued Accounting Standards

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162,” and also issued Accounting Standards No. 2009-01, “Generally Accepted Accounting Principles” (ASC Topic 105-10), which establishes the FASB Accounting Standards Codification (the “Codification” or “ASC”) as the official single source of authoritative U.S. generally accepted accounting principles (“GAAP”). All guidance contained in the Codification carries an equal level of authority.  All existing accounting standards are superseded.  All other accounting guidance not included in the Codification will be considered non-authoritative.  The Codification also includes all relevant SEC guidance organized using the same topical structure in separate sections within the Codification.  The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented.  The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  Except for the disclosure requirements, the adoption of this statement did not have an impact on the determination or reporting of the Company’s financial statements. The Codification does not change current US GAAP, but is intended to simplify user access to all authoritative US GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. As it relates to the Company, the Codification is effective July 1, 2009 and will require future references to authoritative US GAAP to coincide with the appropriate section of the Codification. Accordingly, this standard will not have an impact on the Company’s results of operations or financial condition.

In January 2010, the FASB issued Update No. 2010-06 “Fair Value Measurements and Disclosures—Improving Disclosures about Fair Value Measurements” (“2010-06”). 2010-06 requires new disclosures regarding significant transfers between Level 1 and Level 2 fair value measurements, and disclosures regarding purchases, sales, issuances and settlements, on a gross basis, for Level 3 fair value measurements. 2010-06 also calls for further disaggregation of all assets and liabilities based on line items shown in the statement of financial position.  This amendment is effective for fiscal years beginning after December 15, 2010 and interim periods within those fiscal years.  Management does not expect adoption of this standard to have any material impact on its financial position, results of operations or operating cash flows.

In February 2010, the FASB issued Accounting Standards Update 2010-09 which amends ASC 855.  FASB 2010-09 defines the term “SEC Filer” and eliminates the requirement that an SEC filer disclose the date through which subsequent events have been evaluated.  This change was made to alleviate potential conflicts between ASC 855-10 and the reporting requirements of the SEC.  FASB 2010-09 is effective immediately, but is not expected to have a material effect on the Company’s financial statements.

In February 2010, the FASB issued Update No. 2010-08 “Technical Corrections to Various Topics” (“2010-08”). 2010-08 represents technical corrections to SEC paragraphs within various sections of the Codification.  Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (“ASU 2010-19”), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (“ASU 2010-17”), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a company elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

PLYCRETE INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010 AND 2009

NOTE 3-	STOCKHOLDERS’ EQUITY (DEFICIT)
The Company was established with one class of stock, common stock – 75,000,000 shares authorized at a par value of $0.001.

On August 21, 2007 the Company issued 8,450,000 shares of common stock to the Company’s founders at a value of $8,450 ($.001 per share) for services rendered by two of the Company’s founders, which included the following:  preparing the article of incorporation, identifying strategic business partners and negotiating with suppliers.

During the period April 1, 2008 through June 30, 2008 the Company raised $200,000 through the sale of 2,000,000 shares of common stock ($.10 per share).

As of July 31, 2010, the Company has 10,450,000 shares of common stock issued and outstanding.

The Company has not issued any options or warrants to date.

NOTE 4-	LICENSE AGREEMENT - RELATED PARTY

May 14, 2008, the Company entered into a License Agreement with Clem-G Plycrete Inc., a Canadian company controlled by Clement Guevremont, a related party (“Clem-G”) (the “Agreement”). The Agreement is for an initial term of ten years from May 14, 2008 to May 14, 2018. Under the terms of the Agreement, the Company has acquired the license and trademark rights to market and sell certain technology that relates to building panels and methods, more particularly concerned with wall surface building panels with quick assembly features and improved joint sealing, and method of installation known as CLEM-G, and certain technology that relates to cementious structures and methods for fabrication thereof, more particularly concerned with a reinforced multilayer cementious structure and a method of manufacture known as PLYCRETE. A patent for each of these methods was filed in the United States and are pending and the patent application for the method of assembly was withdrawn. The Company has acquired these rights for $100,000, the historical cost of the patents for Clem-G Plycrete, which include approximately $21,000 in patent filing costs and approximately $80,000 of work that was capitalized by Clem-G Plycrete after technological feasibility was established. Clem-G had incurred approximately $577,000 (CD$) in research and development and filing fees to bring the patents to its intended end use.  The Company is amortizing the license fee over the 120 month term of the Agreement. Amortization expense for the year ended July 31, 2010 and 2009 amounted to $10,000 for both years respectively.  Amortization from the period August 21, 2007 (Inception) through July 31, 2010 amounted to $21,667. The Company anticipates amortizing $10,000 per year.

NOTE 5-	RELATED PARTY ADVANCE

In addition to the license agreement with Clem-G, the Company has an outstanding related party payable with Clem-G in the amount of $13,489 as of July 31, 2010. This is non-interest bearing and due on demand for services rendered. Clem-G provided $19,800 in services for the year ended July 31, 2010 and was re-paid $10,000 over this time frame. In addition Clem-G advanced $3,689 to the Company to cover certain expenses .

NOTE 6-	NOTES PAYABLE

The Company was advanced $40,000 from three individuals for amounts ranging between $5,000 and $20,000 during the year ended July 31, 2009.   $15,000 of these notes is with a related party who is a shareholder of the Company. In addition, the Company was advanced $15,200 from three other individuals in amounts ranging from $100 to $10,000 during the year ended July 31, 2010.

All of these loans are due on demand and accrue interest at 5% per annum. The Company has accrued $3,580 through July 31, 2010. As the loans are due on demand, they have been classified as current liabilities.

Interest expense for the year ended July 31, 2010 and 2009 was $2,255 and $1,325, respectively.

PLYCRETE INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010 AND 2009

NOTE 7-	PROVISION FOR INCOME TAXES
Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of July 31, 2009, there is no provision for income taxes, current or deferred.

Net operating losses	$ 74,542
Valuation losses	(74,542)

$ -

At July 31, 2010, the Company had a net operating loss carry forward in the amount of $219,241, available to offset future taxable income through 2030.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the years ended July 31, 2010 and 2009 is summarized below.

Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

	July 31,
	2010	2009
Federal loss carry forwards	$74,398	$57,089
Valuation allowance	(74,398)	(57,089)
	-	-

PLYCRETE INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010 AND 2009

NOTE 8-	LOSS PER SHARE

The following table presents the computation of basic and diluted income (loss) per share:

	July 31,	July 31,
	2010	2009

Net loss	$(51,332)	$(80,430)

Weighted-average common share outstanding (Basic)	10,450,000	10,450,000

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares outstanding (Diluted)	10,450,000	10,450,000

	July 31,
	2010	2009

Net loss	$(50,209)	$(80,430)

Weighted-average common share outstanding - Basic	10,450,000	10,450,000

Earnings Per Share	$(0.00)	$(0.00)

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In 2008, our Board of Directors appointed KBL, LLP, to audit our financial statements from August 21, 2007, our date of formation, through July 31, 2009. There have been no disagreements with our accountant since our formation.

Legal Matters

The validity of the issuance of the shares of common stock offered by us has been passed upon by M2 Law Professional Corporation, located in Newport Beach, California.

Experts

Our financial statements for year ended July 31, 2009 and for the period from August 21, 2007, our date of formation, through July 31, 2008, appearing in this prospectus which is part of a Registration Statement have been audited by KBL, LLP and are included in reliance upon such report given upon the authority of KBL, LLP as experts in accounting and auditing.

Additional Information

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$53.48
Transfer Agent Fees	Approximately	$1,000.00
Costs of Printing and Engraving	Approximately	$1,000.00
Legal Fees	Approximately	$12,000.00
Accounting Fees	Approximately	$10,000.00

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On August 21, 2007, we issued 8,450,000 shares of common stock to our founders in exchange for services valued at $8,450 or $0.001 per share. The shares were issued in transactions which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. There were no commissions paid on the sale of these shares. The investors are non-U.S. persons and the sales were made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchasers of the securities have agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

During the period April 1, 2008 through June 30, 2008, we sold 2,000,000 shares of common stock in exchange for $200,000, or $.10 per share. The shares were issued in transactions which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. There were no commissions paid on the sale of these shares. The investors are non-U.S. persons and the sales were made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchasers of the securities have agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

Exhibits

Copies of the following documents are filed with this registration statement, Form S-1, as exhibits:

Exhibit No.

1	Underwriting Agreement (not applicable)

3.1	Articles of Incorporation*

3.2	Bylaws*

4.1	Subscription Agreement

5	Executed Opinion Re: Legality

8	Opinion Re: Tax Matters (not applicable)

10.1	License Agreement with Clem-G Plycrete, Inc. *

10.2	Promissory Note with Robert Archambault , dated as of January 3, 2009. ****

10.3	Promissory Note with Roch Côté, dated as of October 10, 2008. ****

10.4	Promissory Note with Pierre Lalancette, dated as of October 30, 2008. ****

10.5	Promissory Note with Marie Etienne Gouin, dated as of March 3, 2010.

10.6	Promissory Note with Alain Houle, dated as of January 20, 2010.

10.7	Promissory Note with Alain Houle, dated as of March 9, 2010.

11	Statement Re: Computation of Per Share Earnings**

15	Letter on unaudited interim financial information (not applicable)

23.1	Consent of Auditors

23.2	Consent of Counsel***

*             Filed with our Registration Statement on Form S-1, which was filed on February 3, 2010.
**           Included in Financial Statements
***         Included in Exhibit 5
****       Included in the Registrant's Amendment No. 2 to Form S-1, which was filed on October 12, 2010.

Undertakings

A. We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Plycrete, Inc.,
a Nevada corporation

/s/ Clément Guèvremont	December 7 , 2010
Name: Clément Guèvremont
Title: President, Director (Principal Executive Officer)

/s/ Madeleine Houle	December 7 , 2010
Name: Madeleine Houle
Title: Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Clément Guèvremont	December 7, 2010
Name: Clément Guèvremont
Title: President, Director (Principal Executive Officer)

/s/ Madeleine Houle	December 7 , 2010
Name: Madeleine Houle
Title: Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)